UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 22, 2025
FEDERAL HOME LOAN BANK OF BOSTON
(Exact name of registrant as specified in its charter)

Federally chartered corporation of the United States	000-51402	04-6002575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
800 Boylston Street
Boston, MA 02199
(Address of principal executive offices, including zip code)
(617) 292-9600
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2025 Executive Incentive Plan

On April 22, 2025, the Federal Home Loan Bank of Boston’s (the “Bank’s”) board of directors (the “Board”) adopted the 2025 Executive Incentive Plan (the “EIP”), an incentive compensation plan for certain Bank officers, which is effective for fiscal year 2025. The Bank's principal executive officer, principal operating and financial officer, and other named executive officers are participants in the EIP.

Named Executive Officers' Incentive Goals

As EIP participants, each named executive officer has an incentive award opportunity calculated at the conclusion of 2025 using weighted performance goals and based on the Bank’s results as of December 31, 2025.

The following table sets forth the goals and related weighting for each of the named executive officers participating in the EIP.

Goal	Weight	Threshold	Target	Excess
Core Return on Equity, subject to risk limits (1) (2)	30%	4.40%, as adjusted for interest rates(3)	5.49%, as adjusted for interest rates(3)	6.32%, as adjusted for interest rates(3)
Member Users of Housing Community Investment (“HCI”) Programs(4)	10%	204	272	340
Voluntary Program Commitments (5)	10%	Commit at least 90% funds allocated to voluntary programs by December 31, 2025.	Commit at least 95% funds allocated to voluntary programs by December 31, 2025.	Commit at least 98% funds allocated to voluntary programs by December 31, 2025.
Community Development Advance Programs(6)	10%	$332 million	$443 million	$554 million
Depository Member Product Utilization(7)	10%	312	350	400
Insurance Member Advances Utilization(8)	10%	99	124	149
Operational Risk Reduction	20%	Implement two operational risk mitigation projects for workflows prioritized by the Operational Risk Committee.	Implement three operational risk mitigation projects for workflows prioritized by the Operational Risk Committee.	Implement at least four operational risk mitigation projects for workflows prioritized by the Operational Risk Committee.
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(1)“Core Return on Equity” means A divided by B. “A” is net income for fiscal year 2025 reported in accordance with accounting principles generally accepted in the United States of America adjusted for the following: (a) deducting fee income resulting from the exercise of prepayment options on financial instruments (net of gains or losses from the unwinding of hedges) less imputed amortization of historical prepayment fee income; (b) removing debt retirement costs (net of gains or losses from the unwinding of hedges) less imputed amortization of historical debt retirement costs; (c) removing net unrealized gains and losses attributable to derivatives and hedging activities and net unrealized gains and losses on trading securities; (d) adding imputed amortization of premiums and accretion of discounts on investment securities classified as trading securities; (e) removing interest expense on mandatorily redeemable capital stock which represents dividends payable to holders of Class B stock that has been classified as mandatorily redeemable capital stock; and (f) removing expenses for payments made under Bank established disaster relief programs. “B” is the sum of (a) the Bank’s average daily balance of capital stock, including mandatorily redeemable capital stock, outstanding during fiscal year 2025; and (b) the Bank’s average daily balance of retained earnings during fiscal year 2025.
(2)Achievement of the goal is subject to compliance with the Bank's market value of equity to par stock ratio and internal unfloored duration of equity limits for at least 10 of the 12 months of the year. If this requirement is not met, the Board may use its discretion to reduce or eliminate payouts for this goal.
(3)Each of the performance levels will be adjusted up or down by 0.8 basis points for every basis point by which the average daily federal funds rate is greater than or less than the 4.10 percent rate assumed for 2025 in an internal Bank forecast.
(4) A member user is defined as a member that enrolls (i.e., receives a commitment of funding from the HCI Program to support the member’s commitment to fund a loan to its customer) one or more qualifying transactions into the Housing Our Workforce, Jobs for New England, CDFI Advance, Lift Up Homeownership, or the Equity Builder Program, sells a loan into the MPF Permanent Rate Buydown Program, or submits a completed application for the Affordable Housing Program, in 2025. The total number of member users is the sum of member users in the aforementioned HCI Programs, counted separately for each program. A given member will count only once per HCI Program.
(5) For purposes of this component, the Bank’s voluntary programs include Jobs for New England, Housing Our Workforce, Lift Up Homeownership, MPF Permanent Rate Buydown, and CDFI Advances programs.
(6) To meet this goal, the Bank must commit the amounts shown by December 31, 2025. An advance will be considered to have been committed when the Bank has committed to a specific product, funding amount, disbursement date, maturity date, and rate (i.e., an advance has been “opened.”)
(7) For each product category – advances, letters of credit, and mortgage partnership finance® (“MPF”®)*– the Bank will determine the number of members utilizing a Bank product within each product category in 2025. A given member may be counted up to three times depending on the number of product categories in which they participate.
(8) Achievement of the goal is determined by insurance company members’ utilization of certain advances in 2025 with each advance type accumulating a number of points to be tabulated after year end. Daily cash manager advances (i.e., overnight advances), except those for less than $100,000, receive 1 point, with each insurance company member counted only once. Advances with terms greater than 1 day but less than 30 days receive 2 points with each insurance company member counted only once. Advances with terms greater than or equal to 30 days and less than 1 year receive 3 points, with each insurance company member counted only once. Advances with terms greater than 1 year receive 4 points for each such advance opened in 2025, and there is no limit to how many times an insurance company member may be counted. For advances where the Bank holds the option to cancel, the final maturity of the advances shall be used to determine the term of the advance. For advances where the member holds the option to cancel (or floating rate advances where the member can prepay without a fee on reset dates) and (a) the first call (reset) date is less than 1 year from the open date, the first call (reset) date will determine the term of the advance and the advance will count only once or (b) the first call (reset) date is one year or longer from the open date, there is no per-member limit.

Named Executive Officers' Incentive Award Opportunities under the EIP

Under the EIP, named executive officers are assigned an incentive award opportunity expressed in the following table as a percentage of the participant's 2025 base salary at December 31, 2025.

	Incentive Opportunity as a Percent of Base Salary(9)
	Threshold	Target	Excess
President	50.00%	75.00%	100.00%
Chief Operating Officer & Chief Financial Officer	36.00%	60.00%	84.00%
All Other Named Executive Officers	30.00%	50.00%	70.00%
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(9) Maximum incentive payable in March of any year equals 100% of the plan year base salary.

Each EIP participant's goal achievement and resulting individual award will be determined based on results as of December 31, 2025. Named executive officers will be eligible to receive fifty (50) percent of such award in a cash payment no later than March 15, 2026. The remaining portion will be treated as a deferred award payable in March 2028.

Payment of the non-deferred portion of the awards based on the goals is subject to:

•the requirement that the participant be in employment with the Bank on December 31, 2025, although participants that terminate employment by reason of death or disability or who are eligible to retire prior to that date may receive a pro-rata payment of the award in certain instances as detailed in the EIP; and
•Board approval and non-objection of the Federal Housing Finance Agency, the Bank’s principal regulator (the “FHFA”), if required.

Deferred Portion of Award Payable after Year-end 2027

The deferred award is equal to the deferred portion of the 2025 award with an interest credit based on the compounded average of daily SOFR from January 1, 2026 to December 31, 2027.

The receipt of the deferred award is subject to:

•the requirement that the participant be in employment with the Bank on December 31, 2027, although participants that terminate employment by reason of death or disability or who are eligible to retire prior to that date may receive payment of the award in certain instances as detailed in the EIP; and
•Board approval and review and non-objection by the FHFA, if required

Additionally, at the discretion of the Board, deferred awards may be reduced (but not to a number that is less than zero) for all EIP participants or for an individual participant, as applicable, if, during calendar years 2026 and/or 2027, any of the following occurs such that if it had occurred prior to the year-end 2025 calculations, it would have negatively impacted the goal results and reduced the associated payout calculation:

•operational errors or omissions resulting in material revisions to the 2025 financial results, information submitted to the FHFA supporting the goal results or payout calculation, or other data used to determine the award at year-end 2025;
•submission of significant information to the Securities and Exchange Commission, Office of Finance (the Bank’s agent for the issuing and servicing of debt), and/or the FHFA materially beyond any deadline or applicable grace period, other than late submissions that are caused by acts of God or other events beyond the reasonable control of the participants; or
•failure by the Bank to make sufficient progress, as determined by the FHFA, in the timely remediation of examination and other supervisory findings relevant to the goal results or payout calculation.

EIP Administration

The EIP is administered by the Board’s Human Resources and Compensation Committee (the “Compensation Committee”), which has full power and binding authority to construe, interpret, and administer the EIP, and to adjust it for extraordinary circumstances without the consent of any EIP participant. The Compensation Committee has the right at any time to amend, suspend, or terminate the EIP in whole or in part, for any reason, and without the consent of any EIP participant, but will not do so without re-submission to the FHFA (except for amendments that reduce payout amounts). Participants must receive a performance rating of “meets expectations” or better for fiscal year 2025 in order to be eligible to receive an EIP payout. Subject to certain limited exceptions in the case of termination of employment by reason of death or disability or in certain instances of retirement, an EIP participant whose employment terminates prior to the end of the plan year will not be entitled to any award, except as otherwise determined by the Bank’s president/chief executive officer, with the concurrence of the Compensation Committee, in its sole discretion and subject to the review of the FHFA, if required.

*"Mortgage Partnership Finance," "MPF," "eMPF" and "MPF Xtra" are registered trademarks of the Federal Home Loan Bank of Chicago.

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The foregoing description of the EIP is qualified in its entirety by reference to a copy of the EIP included herein as Exhibit 10.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibit Numbers:

10.1    2025 Executive Incentive Plan
104    Cover Page Interactive Data File – the cover page XBRL tags are embedded within the inline XBRL document

Signature(s)
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 28, 2025	Federal Home Loan Bank of Boston
By:/s/ Frank Nitkiewicz
Frank Nitkiewicz
Executive Vice President, Chief Operating Officer and Chief Financial Officer